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                                                                    EXHIBIT 99.1

[LETTERHEAD OF TERRA INDUSTRIES INC.]


                                                           Terra Industries Inc.
                                                               600 Fourth Street
                                                                   P.O. Box 6000
                                                       Sioux City, IA 51102-6000
                                                       Telephone: (712) 277-1340
                                                        Telefax:  (712) 277-7383
                                                         www.terraindustries.com
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                                     NEWS
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For Immediate Release                                Contact:  W Mark Rosenbury
                                                                 (712) 279-8756

                 Terra Industries Obtains Financing Commitment

Sioux City, Iowa, January 11, 2000 - Terra Industries Inc. (NYSE: TRA) reported today that it has obtained a commitment from Citibank, N.A., as Administrative Agent, and Salomon Smith Barney Inc., as Arranger, to refinance Terra's existing $63 million revolving credit line and long-term bank debt of $109 million with a $250 million asset-based borrowing facility expiring in January 2003. The new financing agreement is expected to close by February 29, 2000 following syndication and is subject to completion of due diligence and other customary conditions of closing. The agreement's financial covenants, including minimum earnings required, are specified in the Citibank commitment letter that Terra filed today with the Securities and Exchange Commission under Form 8-K.

Terra Industries Inc., with 1998 revenues of $850 million from continuing operations, is a leading producer and marketer of nitrogen fertilizers. The company also manufactures nitrogen products and methanol for industrial markets.